                    the first paragraph of this subparagraph (iv) and (y) SCI Common Stock or rights or warrants to subscribe for or purchase SCI Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of SCI (other than SCI Common Stock), evidences of indebtedness of SCI or other assets of the type referred to in clause (c) of the first paragraph of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph
                    (iv)) immediately followed by (2) a dividend or distribution of such SCI Common Stock or rights or warrants to purchase SCI Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this
                    Section 8(g)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph
                    (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and
                    (iii) of this Section 8(g) and (B) any shares of SCI Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 8(g).

                                  The occurrence of a distribution or the
                    occurrence of any other event as a result of which holders of Series A Shares converting such shares into SCI Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Other Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Other Rights for the purposes of conversion adjustments pursuant to this subparagraph (iv). In lieu of making any adjustment to the Conversion Price under this subparagraph (iv) as a result of such a distribution of Other Rights, SCI may elect, in its sole discretion, to provide that Other Rights shall be issuable in the same amount and manner upon conversion of the Series A Shares without regard to whether the shares of SCI Common Stock issuable upon conversion of the Series A Shares were issued before or after such distribution or other event.

                               (v) In case SCI shall, by dividend or otherwise, at any time distribute cash to all holders of SCI Common Stock, excluding (A) any cash dividends on SCI Common Stock to the extent that the aggregate cash dividends per share of SCI Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of SCI Common Stock of the cash dividends paid on the SCI Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the SCI Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the SCI Common Stock for the ten consecutive Trading Days (as hereinafter defined) immediately prior to the date of declaration of such dividend, (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of SCI, whether voluntary or involuntary, or any redemption of the Rights or any Other Rights; provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in a resulting adjustment to the Conversion Price as provided in this
                    Section 8) then, in each such case (unless SCI makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction the numerator of which shall be the last reported sale price of a share of SCI Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of SCI Common Stock, and the denominator shall be such last reported sale price of a share of SCI Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date;

                    provided, however, that SCI may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Series A Shares shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Series A Share on such record date. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause (A) of this subparagraph
                    (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

                              (vi) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by SCI or any subsidiary of SCI for all or any portion of the outstanding shares of SCI Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of SCI, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of SCI Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi), the first reported sale price per share of SCI Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of SCI Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the SCI Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value

                    (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of SCI Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sale price of the SCI Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                             (vii) For the purpose of any computation under this Section 8, the "current market price per share" of SCI Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of SCI Common Stock for the ten consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 8 (the "Other Event") occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental Change requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs on or after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the

                    Board of Directors of SCI or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors of SCI or such duly authorized committee thereof, as the case may be, shall in good faith estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event is determined), and (3) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors of SCI or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of the subparagraphs of this Section 8, whose determination shall be conclusive and described in a resolution of the Board of Directors of SCI or such duly authorized committee thereof, as the case may be) of the shares of capital stock, evidences of indebtedness or other assets being distributed applicable to one share of SCI Common Stock as of the close of business on the day before such "ex" date. For purposes of this subparagraph (vii), the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the SCI Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the SCI Common Stock, (2) when used with respect to any subdivision or combination of shares of SCI Common Stock, means the first date on which the SCI Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the SCI Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                            (viii) No adjustment in the Conversion Price shall be required pursuant to this Section 8(g) unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent (with .005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Section 8, the Company from time to time may, to the extent permitted by law and with the consent of the Manager, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Series A Shares. In addition, the Company may, at its option and with the consent of the Manager, make such reductions in the Conversion Price in addition to those set forth in this Section 8, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of SCI Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                              (ix) Whenever the Conversion Price is adjusted as herein provided, (A) the Company shall promptly file with DTC and the Paying and Conversion Agent a certificate of a duly authorized officer of the Manager or of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to DTC and the Paying and Conversion Agent and mailed by the Company to each holder of Series A Shares at such holder's last address as the same appears on the register of the Series A Shares.

                               (x) In any case in which this Section 8 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series A Share converted after such record date and before the occurrence of such event the additional shares of SCI Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the SCI Common Stock issuable upon such conversion before giving effect to such adjustment and
                    (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Section 8.

                              (xi) For purposes of this Section 8, "SCI Common Stock" includes any stock of any class of SCI which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of SCI and which is not subject to redemption by SCI. However, subject to the provisions of this Section 8, shares issuable on conversion of Series A Shares shall include only shares of the class designated as SCI Common Stock on the date of the initial issuance of Series A Shares by the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of SCI and which are not subject to redemption by SCI; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                    (h)           In case:

                               (i) SCI shall declare a dividend (or any other distribution) on SCI Common Stock that would cause an adjustment to the Conversion Price of the Series A Shares pursuant to the terms of any of the subparagraphs above (including such an adjustment that would occur but for the terms of the first sentence of Section 8(g)(viii) above); or

                              (ii) the outstanding shares of SCI Common Stock shall be subdivided into a greater number of shares of SCI Common Stock or combined into a smaller number of shares of SCI Common Stock; or

                             (iii) SCI shall authorize the granting to the holders of SCI Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                              (iv)         of any reclassification of SCI
                    Common Stock (other than a subdivision or combination of the outstanding shares of SCI Common Stock), or of any consolidation, merger or share exchange to which SCI is a party and for which approval of any shareholders of SCI is required, or of the sale or transfer of all or substantially all of the assets of SCI or a compulsory share exchange; or

                              (v)         of the voluntary or involuntary
                    dissolution, liquidation or winding-up of the Manager;

                    then the Company shall cause to be filed with the Conversion and Paying Agent, and shall cause to be mailed to all holders of Series A Shares at each such holder's last address as the same appears on the register for the Series A Shares, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of SCI Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of SCI Common Stock of record shall be entitled to exchange their shares of SCI Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding- up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) above.

                 (i) In the event that SCI shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of shares of SCI Common Stock (other than a change in par value as a result of a subdivision or combination of the SCI Common Stock), (ii) any consolidation of SCI with, or merger of SCI into, any other corporation or any merger of another corporation into SCI as a result of which holders of SCI Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for SCI Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of SCI Common Stock), (iii) any sale or transfer of all or substantially all of the assets of SCI, or (iv) any compulsory share exchange, pursuant to any of which the holders of SCI Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the holder of each Series A Share then outstanding shall have the right thereafter to convert such share only into (A) in the case of a Non-Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash and other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of SCI Common Stock into which such Series A Share might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Price required by the provisions which follow in Section 8(k), and (B) in the case of a Common Stock Fundamental Change (as hereinafter defined), common stock of the kind received by holders of SCI Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in Section 8(k). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the SCI

Common Stock, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfer or share exchanges.

                 (j) Notwithstanding any other provisions in this Section 8 to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 8(k). In addition, in the event of a Common Stock Fundamental Change, each Series A Share shall be convertible solely into common stock of the kind received by holders of SCI Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 8(k).

                 (k) For purposes of calculating any adjustment to be made pursuant to this Section 8 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the SCI Common Stock);

                          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of SCI Common Stock shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 8, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) and the applicable Reference Market Price (as hereinafter defined) and
                 (2) a fraction the numerator of which shall be $50 and the denominator of which shall be the amount at which one Series A Share would be redeemed by the Company if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (1) (A) the Conditional Redemption Price set forth in

                 Section 4(b) hereof (exclusive of any accrued and unpaid dividends) if such Non-Stock Fundamental Change occurs on or
                 after (        ), 1997 and prior to (          ), 1999, (B)
                 the Optional Redemption Price set forth in the table contained in Section 4(b) above (exclusive of any accrued and unpaid dividends) if the Non-Stock Fundamental Change occurs on or
                 after (         ), 1999, or (C) if the Non-Stock Fundamental
                 Change occurs during (i) the period commencing  on the date of
                 original issue of the Series A Shares and ending (          ),
                 1995, (ii) the 12-month period commencing (       ), 1995 and
                 (iii) the period commencing (         ), 1996 and ending (
                 ), 1997, $(       ), $(       ) and $(       ), respectively,
                 and (2) any accrued and unpaid dividends on the Series A Shares, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change); and

                         (ii) in case of a Common Stock Fundamental Change, the Conversion Price per share of SCI Common Stock shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 8, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the SCI Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of SCI Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one
                 (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of SCI Common Stock as a result of such
Common Stock Fundamental Change.

                 (l) The following definitions shall apply to terms used in this Section 8:

                 (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of SCI Common Stock receive only cash, the amount of cash receivable by a holder of one share of SCI Common Stock and (B) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for one share of SCI Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date upon which the holders of SCI Common Stock shall have the right to receive such cash, securities, property or other assets.

                (ii) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of SCI for that purpose or a price determined in good faith by the Board of Directors of SCI. The Closing Price on any Trading Day may be subject to adjustment as provided in this Section 8.

               (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of SCI) of the consideration received by the holders of SCI Common

         Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq NM; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) SCI continues to exist after the occurrence of such Fundamental Change and the outstanding Series A Shares continue to exist as outstanding Series A Shares, or (B) the outstanding Series A Shares continue to exist as Series A Shares and are convertible into common stock of the successor to SCI.

                (iv) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the SCI Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the SCI Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of SCI Common Stock received in such transaction or event as a result of which more than 50% of the SCI Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include (A) any transaction or event in which SCI and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (B) any transaction or event in which the holders of SCI Common Stock receive securities of an issuer other than SCI if, immediately following such transaction or event, those holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

                 (v) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                (vi) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of SCI Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of SCI Common Stock shall have the right to receive such common stock.

               (vii)         "Reference Market Price" shall initially mean $(
         ) (which is an amount equal to 66-2/3% of the last reported sale price for the SCI Common Stock on the New York Stock Exchange on (
         ), 1994) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such
         adjustment shall always be the same as the ratio of $(    ) to the
         initial Conversion Price set forth in this Section 8.

              (viii) "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (B) if the applicable security is quoted on the Nasdaq NM, a day on which trades may be made on the Nasdaq NM or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or on a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 (m) The Manager will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of SCI Common Stock on conversions of Series A Shares pursuant hereto; provided, however, that the Manager shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of SCI Common Stock in a name other than that of the holder of the Series A Shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid the Manager the amount of any such tax or has established, to the satisfaction of the Manager, that such tax has been paid.

                 (n) SCI covenants that all shares of SCI Common Stock which may be delivered upon conversions of Series A Shares will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

                 (o) SCI covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of authorized but unissued shares and treasury shares of SCI Common Stock, a sufficient number of shares of SCI Common Stock for the purpose of effecting conversions of Series A Shares not theretofore converted. For purposes of this reservation of SCI Common Stock, the number of shares of SCI Common Stock which shall be deliverable upon the conversion of all outstanding Series A Shares shall be computed as if at the time of computation all outstanding Series A Shares were held by a single holder. SCI covenants that from time to time, in accordance with the laws of the State of Texas, to take such steps as are necessary to submit to shareholders of SCI a resolution to increase the authorized number of shares of SCI Common Stock if at any time the number of authorized and unissued shares and treasury shares of SCI Common Stock shall not be sufficient to permit the conversion of all then- outstanding Series A Shares. SCI has authorized in all respects the issuance of shares of SCI Common Stock upon conversion of Series A Shares.

                 (p) If any shares of SCI Common Stock required to be reserved for purposes of conversion of the Series A Shares hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversion, SCI agrees to use all reasonable efforts to expeditiously cause such shares to be duly registered or approved, as the case may be; provided, that, SCI shall not be required to subject itself to general service of process in any jurisdiction where it is not then so subject. If the SCI Common Stock is listed on the New York Stock Exchange, quoted on the Nasdaq NM or listed on any other national securities exchange, SCI agrees to use all reasonable efforts to list and keep listed on such exchange or system, upon official notice of issuance, all shares of SCI Common Stock issuable upon conversion of the Series A Shares.

                 (q) Notwithstanding the provisions in this Section 8, the issuance of any shares of SCI Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of SCI and the investment of additional optional amounts in shares of SCI Common Stock under any such plan (whether any such plan is now or hereafter authorized), or the issuance of any shares of SCI Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of SCI or any subsidiary thereof (whether any such plan or program is now or hereafter authorized), or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof, shall not be deemed to constitute an issuance of SCI Common Stock or exercisable, exchangeable or convertible securities by SCI to which any of the adjustment provisions described in this Section 8 applies. There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of SCI except as described in this
Section 8. Except as expressly set forth in this Section 8, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

                 9. Book-Entry Issuance; The Depository Trust Company; Certificated Shares. (a) DTC will act as securities depository for the Series A Shares.

                 The Series A Shares (other than such Certificated Shares) will be issued in the form of one or more fully-registered global certificates representing in the aggregate the total number of Series A Shares and registered in the name of Cede & Co. (DTC's nominee).

                 (b) DTC may discontinue providing its services as securities depository with respect to the Series A Shares at any time by giving notice to the Company as provided in the agreement between the Company and DTC. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Shares shall be printed and delivered upon surrender of the Global Certificate or Certificates.

                 (c) The Paying and Conversion Agent shall maintain a book-entry system, as defined in Treas. Reg. Section 5f.103-1(c)(2), with respect to all Certificated Shares. All rights to payments with respect to any Certificated Share shall be transferred only through such book-entry system and shall not be effective until the Paying and Conversion Agent has been notified of such transfer and provided with the identity of the transferee.

                 10. Tax Matters. (a) For each calendar month of the Company, gross income or gain, as determined for Federal income tax purposes, shall be allocated to each holder of Series A Shares as set forth in this
Section 10(a). No items of deduction, loss or credit shall be allocated with respect to the Series A Shares. Income, gain, loss, deduction or credit not allocated to holders of Series A Shares shall be allocated to the holders of all other classes of Interests (including the Common Interestholders).

                 (i) Subject to the provisions of subparagraph (iv) below, for any calendar month during which SCI Limited has not exercised its right to extend the interest payment period on the Loans pursuant to Section 2.02 of the Loan Agreement, an amount of gross income or gain of the Company shall be allocated to each holder of record of Series A Shares as of the record date for the dividend payable with respect to the Series A Shares for such month, in an amount equal to the per-share amount of such dividend, multiplied by the number of Series A Shares held of record by such holder as of such record date.

                (ii) Subject to the provisions of subparagraph (iv) below, for any calendar month during which SCI Limited has exercised its right to extend the interest payment period on the Loans pursuant to Section 2.02 of the Loan Agreement (including the month in which all accrued and unpaid interest on the Loans is paid pursuant to such
         Section 2.02), an amount of gross income or gain of the Company shall be allocated to each holder of record of Series A Shares as of the last day of such calendar month equal to the sum of the daily portions of the aggregate original issue discount accrued during each day of such month on the Loans (as determined pursuant to Sections 1272-1275 of the Internal Revenue Code of 1986, as amended (the "Code")) multiplied by a fraction, the numerator of which is the product of (x) $50 multiplied by (y) the number of Series A Shares held of record by such holder as of the last day of such month, and the denominator of which is the aggregate principal amount of the Loans outstanding as of the last day of such month (but not including any accrued interest, including all interest accrued as a result of the exercise by SCI Limited of its right to extend the interest payment period on the Loans).

               (iii) Subject to the provisions of subparagraph (iv) below, if a Series A Share is redeemed pursuant to Section 4 hereof or converted pursuant to Section 8 hereof during a calendar month, an amount of gross income of the Company shall be allocated to the holder of record of such Series A Share as of the date of such conversion or redemption equal to the amount of original issue discount that accrued during such calendar month (as determined pursuant to Sections 1272-1275 of the Code) with respect to that portion of the Loans that was prepaid pursuant to the Loan Agreement as a result of the redemption or conversion of such Series A Share.

                (iv)         Notwithstanding the provisions of subparagraphs
         (i), (ii) and (iii) above, if, to the best knowledge of the Manager, the holder of record of a Series A Share is not the beneficial owner of such Series A Share as determined for Federal income tax purposes, amounts of income or gain allocable pursuant to such subparagraphs
         (i), (ii) or (iii) shall be allocated to the beneficial owner of such Series A Share, as determined by the Manager, rather than to the record holder of such Series A Share, and if the Manager is advised by counsel that the method of allocating gross income and gain among the holders of Series A Shares as set forth in this Section 10(a) is impermissible under the Code or if the Internal Revenue Service disallows such method, the Manager shall adopt a permissible method that as nearly as possible achieves the results of the method set forth in this Section 10(a).

                 (v)         Notwithstanding anything to the contrary in this
         Section 10(a), in the event of a Liquidation of the Company or of a Preferred Interestholder's Interest, income, gain, loss or deduction of the Company shall be allocated so that each Preferred Interestholder has a positive balance in its capital account equal to the sum of the amount of cash and the fair market value of property other than cash (if any) to be received by such Preferred Interestholder in such Liquidation.

                (vi) All amounts of income of the Company allocable to holders of the Series A Shares shall be interest income, to the extent thereof, and if the Company has insufficient interest income, other items of gross income or gain shall be allocated to holders of the Series A Shares.

               (vii) The Manager shall allocate income, gain, loss and deduction and items thereof among the Members in the manner required by Section 704(c) of the Code, as determined by it in its judgment.

         (b)     (i)      For the purpose of adjusting the capital accounts of
the holders of Series A Shares, any dividend declared by the Company pursuant to Section 3(a) hereof shall be treated as distributed on the record date for such dividend.

                (ii) The Manager shall make such other adjustments to the capital accounts of the Members as are, in its judgment, required to comply with the requirements of Section 704 of the Code and the regulations promulgated thereunder and the purposes of the Regulations and this Amendment.

                 11. Fractional Shares. In the event the holder of Series A Shares shall be entitled to receive a fractional interest in a Series A Share or a fractional interest in a share of SCI Common Stock, except as otherwise provided herein, SCI shall either, in its sole discretion, (i) round such fractional interest up to the next whole Series A Share or share of SCI Common Stock, as the case may be, or (ii) deliver cash in the amount of the current market price per share (determined as provided in Section 8(g)(vii)) of such fractional interest.

                 12. Guarantee of Liabilities. It shall be a condition precedent to the issuance of the Series A Shares that SCI execute the Liability Assumption Agreement, pursuant to which SCI shall guarantee payment of all liabilities of the Company to the extent not paid by the Company (other than obligations to holders of Series A Shares, which will be separately guaranteed by SCI to the extent set forth in the SCI Agreement). The Liability Assumption Agreement shall be for the benefit of, and be enforceable by, third parties to whom the Company owes such obligations.

                 13. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                 14. Defined Terms. All capitalized terms not defined in this Amendment shall have the meanings ascribed thereto in the Regulations.

                 IN WITNESS WHEREOF, SCI FINANCE LLC has caused this Amendment to its Regulations to be signed by two of the officers of its Manager, and to
be attested as set forth below, as of the (   ) day of (                  )
1994.

                                        SCI FINANCE LLC

                                        By:  Service Corporation
                                             International, as Manager



                                        By:  __________________________
                                             Name:
                                             Title:



Attest: ___________________
        Name:


                                        By:  __________________________
                                             Name:
                                             Title



Attest: ___________________
        Name:

                 SERVICE CORPORATION INTERNATIONAL hereby covenants to perform its obligations set forth in this Amendment to the Regulations of SCI Finance LLC, and, IN WITNESS WHEREOF, has caused this Amendment to be signed by two of
its officers and to be attested as set forth below, as of the (    ) day of
(       ) 1994.


                                        SERVICE CORPORATION
                                          INTERNATIONAL

                                        By: ______________________________
                                            Name:
                                            Title:



Attest: _______________________
        Name:


                                        By: ______________________________
                                            Name:
                                            Title:



Attest: _______________________
        Name:

                                                                       Exhibit A



                     (Loan Agreement) - See Exhibit 4.5(b)

                                                                       Exhibit B



                      (SCI Agreement) - See Exhibit 4.5(a)

                                                                       Exhibit C



             (Liability Assumption Agreement) - See Exhibit 4.5(c)

                                                                   EXHIBIT 4.4






________________________________________________________________________________





                       SERVICE CORPORATION INTERNATIONAL

                                      AND

                          ___________________________
                          ___________________________

                                 Warrant Agent


                                 _____________



                         COMMON STOCK WARRANT AGREEMENT

                           Dated as of ________, 19__


                                 _____________





________________________________________________________________________________

                               TABLE OF CONTENTS*

                                                                                           Page
                                                                                           ----
PARTIES           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

RECITALS          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

Section  1.    Appointment of Warrant Agent   . . . . . . . . . . . . . . . . . . . .       1

Section  2.    Form of Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

Section  3.    Countersignature and Registration  . . . . . . . . . . . . . . . . . .       2

Section  4.    Transfers and Exchanges  . . . . . . . . . . . . . . . . . . . . . . .       2

Section  5.    Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . .       3

Section  6.    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .       4

Section  7.    Mutilated or Missing Warrants  . . . . . . . . . . . . . . . . . . . .       4

Section  8.    Reservation of Shares, etc.  . . . . . . . . . . . . . . . . . . . . .       4

Section  9.    Warrant Price; Adjustments . . . . . . . . . . . . . . . . . . . . . .       5

Section  10.   Notice to Warrantholders . . . . . . . . . . . . . . . . . . . . . . .      12

Section  11.   Certain Covenants of the Company . . . . . . . . . . . . . . . . . . .      12

Section  12.   Disposition of Proceeds, etc.  . . . . . . . . . . . . . . . . . . . .      13

Section  13.   Merger or Consolidation or Change of Name of
               Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

Section  14.   Duties of Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . .      14

Section  15.   Change of Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . .      16

Section  16.   Identity of Transfer Agent . . . . . . . . . . . . . . . . . . . . . .      17

Section  17.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

Section  18.   Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . .      18





____________________

* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms and provisions.

Section  19.   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

Section  20.   {Texas} Contract . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

Section  21.   Benefits of This Agreement . . . . . . . . . . . . . . . . . . . . . .      18

Section  22.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

                 COMMON STOCK WARRANT AGREEMENT dated as of _________ __, 19__, between Service Corporation International, a Texas corporation (hereinafter called the "Company"), and ___________ having a corporate trust office in ____________________, as warrant agent (hereinafter called the "Warrant Agent").

                 WHEREAS, the Company proposes to issue {Class _} Purchase Warrants entitling the holders thereof to purchase an aggregate of ____________ shares of Common Stock of the Company (par value $1.00 per share) ("Shares") at an initial cash purchase price of $_________ per Share at any time {after ________ and} prior to 1:00 P.M. Houston, Texas time on ________________, 19__
(herein called the "expiration date") (unless extended as provided in Section 9A hereof); and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of Warrants to be issued from time to time by the Company,

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                 Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

                 Section 2. Form of Warrant. The text of the Warrants and the form of election to purchase Shares to be set forth on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall, subject to the terms of this Warrant Agreement, entitle the registered holder thereof to initially purchase the number of Shares specified therein at an initial exercise price of $______ per Share; provided, however, that the warrant exercise price and the number of Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, Chairman of the Executive Committee of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Vice Chairman, or Vice President of the Company, under its seal, affixed or in facsimile, and by the manual or facsimile signature of the present or any future Secretary of Assistant Secretary of the Company.

                 The Company shall promptly notify the Warrant Agent from time to time in writing of the number of Warrants to be issued and furnish written instructions in connection therewith signed by an executive officer of the Company; such notification and instructions may, but need not be, in the form of a general or continuing authorization to the Warrant Agent.

                 The Warrants shall be dated by the Warrant Agent as of the date of each initial issuance, and as of the date of issuance thereof upon any transfer or exchange thereof.

                 Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders thereof. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned.
Such Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have caused to be such officers at the time of such countersignature or delivery. Upon issuance of any Warrant, the Company will present the same, or cause the same to be presented, to the Warrant Agent for countersignature of such Warrant.

                 Section 4. Transfers and Exchanges. The Warrant Agent shall transfer from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon the surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant of like tenor shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. All such Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office in ________________, of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of this Section and Section 3 of this Agreement, such new Warrants required pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

                 Section 5. Exercise of Warrants. The registered holder of each Warrant shall have the right, which may be exercised as in such Warrant expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of Shares specified in such Warrants, upon surrender to the Company at the office in _________________, of the Warrant Agent of such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the warrant exercise price, determined in accordance with the provisions of Section 9 of this Agreement, for the number of Shares in respect of which such Warrant is then exercised. Payment of such warrant exercise price may be made in case, or by certified check or bank draft or postal or express money order, payable in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any Shares issuable upon exercise of any Warrant. Subject to
Section 6, upon such surrender of Warrants, and payment of the warrant exercise price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fraction of a Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the warrant exercise price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such warrant exercise price, the transfer books for the Shares purchasable upon the exercise of such Warrants shall be closed, no such surrender of such Warrants and no such payment of such warrant exercise price shall be effective to constitute the person so designated to be named therein as the holder of record of such Shares on such date, but shall be effective to constitute such person as the holder of record of such Shares for all purposes at the opening of business on the next succeeding day on which the transfer books for the Shares purchasable upon the exercise of such Warrants shall be opened, and the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the Shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants of like tenor will be issued for the remaining number of Shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

                 Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the registered holder of Warrants in respect of which such Shares are issued and the Company shall not be required to issue and deliver the certificates for such Shares unless and until the holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

                 Section 7. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of a substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. Any such new Warrant shall constitute an original contractual obligation of the Company whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                 Section 8. Reservation of Shares, etc. Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times through the expiration date keep reserved, out of its authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Shares and every subsequent Transfer Agent for the Shares issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Shares issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent certificates required to honor outstanding Warrants that have been exercised. The Company will supply such Transfer Agent with duly executed certificates for such purpose and with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced or surrendered for transfer, exchange or partial exercise shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company.

                 Section 9. Warrant Price; Adjustments. A. The warrant price per share at which Shares shall be purchasable upon exercise of Warrants (herein called the "warrant exercise price") to and including the expiration date (unless the expiration date is extended as provided below in this Section
9A) shall be $_______ per share, or, if adjusted as provided in this Section, shall be such price as so adjusted. The Warrants will not be exercisable prior to {the close of business on the date of any initial issuance thereof} {________________} and will expire at 1:00 P.M. Houston, Texas time on the expiration date; provided that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times at the Company so determines, extend the expiration date of the Warrants for such periods of time as it chooses; further provided that in no case may the expiration date of the Warrants (as extended) be extended beyond five years from the expiration date set forth above. Whenever the expiration date of the Warrants is so extended, the Company shall at least 20 days prior to the then expiration date cause to be mailed to the Warrant Agent and the registered holders of the Warrants in accordance with the provisions of Section 17 hereof a notice stating that the expiration date has been extended and setting forth the new expiration date.

                 B. The above provision is, however, subject to the following:

                 (1) The warrant exercise price, the number of Shares purchasable upon exercise of each Warrant and the number of Warrants outstanding shall be subject to adjustment as follows:

                                  (a)      In case the Company shall at any
time after the date of this Agreement (i) pay a dividend, or make a distribution on, the Common Stock which is payable in shares of its Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of securities (including shares of Common Stock), or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (including shares of Common Stock), the number of Shares purchasable upon exercise of each Warrant immediately prior to the occurrence of such event shall be adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the warrant exercise price the aggregate number of shares of the Company which, if such Warrant had been exercised immediately prior to the occurrence of such event, such holder would have owned or have been entitled to receive immediately after the occurrence of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subparagraph (a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation between or among shares of such classes of capital stock.

                                  In the event that at any time, as a result of
an adjustment made pursuant to this subparagraph (a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares so received upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this paragraph, and other provisions of this paragraph 9B(1) with respect to the shares of Common Stock shall apply on like terms to any such other shares or other securities.

                                  (b)      In case the Company shall fix a
record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph
(e)
below) at such record date, the warrant exercise price shall be determined by multiplying the warrant exercise price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding on such record date plus the number of Shares of Common Stock which the aggregate offering price of the total number of Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Shares of Common Stock outstanding on such record date plus the number of additional Shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Common stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (b). To the extent that Shares of Common Stock are not delivered after the expiration of such rights or warrants, the warrant exercise price shall be readjusted to the warrant exercise price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of Shares of Common Stock actually delivered.

                                  (c)      In case the Company shall fix a
record date for making a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (a) above) or rights or warrants to subscribe or warrants to purchase such evidences of indebtedness or assets (excluding those referred to in subparagraph (b) above), then in each such case the warrant exercise price shall be determined by multiplying the warrant exercise price in effect immediately prior to such record date by a fraction (x) the numerator of which shall be such current market price (as defined in subparagraph (e) below) per Share of Common Stock on such record date, less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of the Common Stock and (y) the denominator of which shall be the current market price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Company shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (c), the distribution of separate certificates representing such rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Warrants) shall be deemed to be the distribution of such Rights for purposes of this subparagraph (c), provided that the Company may, in lieu of making any adjustment pursuant to this subparagraph (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Warrants who exercises such Warrants (or any portion thereof) (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (B) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Rights as would a holder of the number of shares of Common Stock that such Warrants so exercised would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Warrants were exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (c).

                                  (d)      After each adjustment of the number
of shares purchasable upon exercise of each Warrant pursuant to subparagraph 9B(1)(a), the warrant exercise price shall be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction of which the numerator shall be the number of Shares purchasable upon exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter. After each adjustment of the warrant exercise price pursuant to subparagraph 9B(1)(b) or (c), the total number of Shares or fractional part thereof purchasable upon the exercise of each Warrant shall be proportionately adjusted to such number of shares or fractional parts thereof as the aggregate warrant exercise price of the number of shares or fractional part thereof purchasable immediately prior to such adjustment will buy at the adjusted warrant exercise price.

                                  (e)      For the purpose of any computation
under subparagraphs 9B(1)(b) and (c) above, the current market price per Share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (ii) if not listed as described in (i), the mean between the closing high bid and low asked quotations of Common Stock in the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system or automated dissemination of quotations or securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

                                  (f) (A)  Nothing contained herein shall be
construed to require an adjustment as a result of the issuance of Common Stock pursuant to, or the granting or exercise of any rights under, the Company's Shareholder Investment Plan or any successor plans providing for the purchase of shares of Common Stock by the Company's shareholders or employees at a price not less than 90% of the "average market price" during the "pricing period" as such terms, or equivalent terms, are defined in, and as calculated pursuant to, such plans from time to time.

                                  (B)      In addition, no adjustment in the
warrant exercise price shall be required unless and until the earlier of the following shall have occurred: (x) such adjustment would require an increase or decrease of at least 1% in the warrant exercise price or (y) a period of 3 years shall have elapsed from the date of the occurrence of any event requiring any such adjustment pursuant to subparagraphs 9B(1)(a), (b) or (c) above. All adjustments shall be made to the nearest one hundredth of a Share and the nearest cent, and any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment which (including such carry-forward) is required to be made under this subparagraph (f).

                                  (g)      In any case in which this
subparagraph 9B(1) shall require than an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only until five business days following the mailing of the notice described in subparagraph 9B(5) below) issuing to the holder of any Warrant exercised after such record date the Shares of the Company issuable upon such exercise over and above the Shares issuable upon such exercise only on the basis of the warrant exercise price prior to adjustment.

                                  (h)      The Company may, at its option, at
any time until the expiration date, reduce the then current warrant exercise price to any amount deemed appropriate by the Board of Directors of the Company for any period not exceeding twenty (20) consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving the notices required by subparagraph 9(B)(5) twenty (20) days prior to taking such action.

                                  (i)      Except as herein otherwise expressly
provided, no adjustment in the warrant exercise price shall be made by reason of the issuance of Shares, or securities convertible into or exchangeable for Shares, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

                                  (j)      Irrespective of any of the
adjustments in the warrant exercise price or the number of Shares, Warrant Certificates theretofore issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such number of Shares specified therein shall be deemed to have been so adjusted.

                          (2)     No fractional Shares of Common Stock shall be
issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the same holder, the number of full Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Shares purchased pursuant to the Warrants so exercised. Instead of any fractional Share of Common Stock which would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per Share of Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange on the business day which next precedes the day of exercise or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner described by the board of Directors of the Corporation) at the close of business on the business day which next precedes the day of exercise.

                          (3)     In case any of the following shall occur
while any Warrants are outstanding: (a) any reclassification or change of the outstanding Shares of Common Stock (other than a change in par value), or from par value to no par value, or from no par value to par value; or (b) any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock issuable upon exercise of the Warrants); or
(c) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as would be received by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this paragraph 9B(3) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                          (4)     Before taking any action which would cause an
adjustment decreasing the warrant exercise price so that the warrant exercise price is below the then par value of the shares of Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares of Common Stock at the warrant exercise price as so adjusted.

                          (5)     Whenever the warrant exercise price then in
effect is adjusted as herein provided, the Company shall mail to each holder of the Warrants at such holder's address as it shall appear on the books of the Company a statement setting forth the adjusted warrant exercise price, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.

                          (6)     In case (i) the Company shall declare a
dividend (or any distribution) on its Common Stock payable otherwise than in cash out of its current or retained earnings, or (ii) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) there is to be any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation of merger to which the Company is a party and for which approval of any stockholders of the Company is required, or (iv) any distribution is to be made on or in respect of the Common Stock in connection with the dissolution, liquidation or winding up of the Company, then the Company shall mail to each holder of Warrants at such holder's address as it shall appear on the books of the Company, at least twenty days (or ten days in the case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such divided, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction or any adjustment in the warrant exercise price required by this Section 9.

                 Section 10. Notice to Warrantholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                 Section 11. Certain Covenants of the Company. A. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act of 1933, as amended (the "Act"), the Company covenants and agrees that it will file such post-effective amendments to the registration statement filed pursuant to the Act with respect to the Warrants (File No. 33-________) (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of
Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. The Company further covenants and agrees that it will obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and will use its best efforts to take all action which may be necessary to qualify the Shares for sale under the securities laws of such of the United States, as may be necessary to permit the free exercise of the Warrants, and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants, and to maintain such qualifications during the entire period in which the Warrants are exercisable.

                          B.  The Company covenants and agrees that it shall
take all such action as may be necessary to ensure that all Shares will at the time of delivery of certificates for such Shares (subject to payment of the warrant exercise price) be duly and validly authorized and issued and fully paid and nonassessable Shares, free from any preemptive rights and taxes, liens, charges and securities interests created by or imposed upon the Company.

                          C.  The Company covenants and agrees that it will
take all action which may be necessary to cause the Shares to be duly listed on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or any securities exchange on which the other shares of Common Stock of the Company are listed at the dates of exercise of the Warrants.

                 Section 12. Disposition of Proceeds, etc. A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of Shares through the exercise of such Warrants.

                          B.  The Warrant Agent shall keep copies of this
Agreement available for inspection by holders of Warrants during normal business hours at its principal office in the City of _________, _________.

                 Section 13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidate, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrants and in this Agreement.

                 In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                 Section 14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                          A.  The statements contained herein and in the
Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                          B.  The Warrant Agent shall not be responsible for
any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                          C.  The Warrant Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care shall have been exercised in the selection and continued employment thereof.

                          D.  The Warrant Agent may consult at any time with
counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                          E.  The Warrant Agent shall incur no liability or
responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                          F.  The Company agrees to pay to the Warrant Agent
reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

                          G.  The Warrant Agent shall be under no obligation to
institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper,